EXHIBIT 7

LOAN AND COLLATERAL ACCOUNT AGREEMENT

DEMAND LOAN

THIS LOAN AND COLLATERAL ACCOUNT AGREEMENT, as modified or supplemented, from time to time (this “Agreement”), and dated as of the date of the Lender’s acceptance set forth in the signature area below, among Merrill Lynch Private Finance Inc., a Delaware corporation (the “Lender”), the Borrower or Borrowers identified in the signature area below and any Guarantor or Guarantors and Pledgor or Pledgors identified in the signature area below, establishes the terms and conditions that will govern the uncommitted demand loan facility to be made available to the Borrower by the Lender. The Facility is secured by a pledge of assets held in a securities account established and maintained with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), in accordance with this Agreement and MLPF&S is a party to this Agreement only to the extent, and for the purposes, set forth in this Agreement.

1. DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings indicated:

“Advance” means an advance made by the Lender to the Borrower under this Agreement or, as the case may be, the outstanding principal balance of any such advance.

“Advance Requirement” means, on any date, the percentage of the Value of the Collateral, expressed as a Dollar amount and determined by the Lender, from time to time, in its discretion, denoting the maximum amount of Advances that may be outstanding on that date, after giving effect to any Advances then requested by the Borrower. The Lender reserves the right to modify in its discretion from time to time the percentage of Value of the Collateral to be used in determining the Advance Requirement and/or the type of Collateral that may be included in determining the Advance Requirement.

“Alternate Rate” means the floating rate of interest advised by the Lender based on the United States federal funds rate, as determined by the Lender, in its discretion, plus an additional percentage rate deemed adequate by the Lender to compensate it for funding the relevant Advance or other amount and for the Lender’s profit. The Alternate Rate shall change when and as the federal funds rate changes. A written statement by the Lender of the Alternate Rate shall be conclusive evidence of such rate.

“Borrower” means, individually and collectively, the one or more Persons signing below as Borrower.

“Business Day” means a day on which commercial banks are not authorized or required to close in New York City and on which the Lender is open for business.

“Collateral” has the meaning given to that term in Section 3.2.

“Dollar(s)” means the lawful currency of the United States of America.

“Facility” has the meaning given to that term in Section 2.1(a).

“Facility Fee” has the meaning given to that term in Section 2.8.

“Facility Fee Percentage” means the percentage designated in the signature area below as the Facility Fee Percentage.

“Guarantor” means, individually and collectively, the one or more Persons, if any, signing below as Guarantor (or signing any other document identifying the Person(s) as Guarantor and delivering that document to the Lender) and guaranteeing the Obligations.

“Interest Period” means a period by reference to which interest is calculated on an Advance.

“Interest Rate” means a per annum rate equal to LIBOR, plus the Spread. In no event shall the Interest Rate be in excess of the maximum interest rate permitted by New York law.

“LIBOR” means, with regard to a particular Advance and Interest Period, the rate per annum equal to the rate (as determined by the Lender on the date of that Advance) at which deposits in Dollars are offered by MLIB to leading banks in the London Interbank Market in an amount comparable to that Advance and for that Interest Period, it being understood and agreed that a written statement by the Lender of LIBOR shall be conclusive evidence of such rate.

“LIBOR Business Day” means a day on which deposits in Dollars and any other relevant currency may be dealt in on the London Interbank Market and on which most commercial banks in London, England, and the Lender are open for business.

“Lien” has the meaning given to that term in Section 4.1.

“Loan Party” means any Borrower, Pledgor or Guarantor under this Agreement.

“Maintenance Requirement” means, on any date, the percentage of the Value of the Collateral, expressed as a dollar amount and determined by the Lender, from time to time, in its discretion, denoting the maximum amount of the Advances that may be outstanding on that date. The Lender reserves the right to modify the Maintenance Requirement, from time to time, in its discretion, including but not limited to modifying the percentage of the Value of the Collateral to be used in determining the Maintenance Requirement and/or the type of Collateral that may be included in determining the Maintenance Requirement. Among other things, the Lender may, in its discretion, adjust the Maintenance Requirement as a result of a reduction in the trading volume or per share price of the Collateral.

“Maximum Amount” means the amount designated in the signature area below as the Maximum Amount available under the Facility.

“Merrill Lynch Group” means, collectively, Merrill Lynch & Co., Inc. (“MLC”), together with any legal Person (whether now existing or hereafter formed) of which MLC is or becomes a Subsidiary and all other legal Persons (whether now existing or hereafter formed or acquired) including, but not limited to, MLPF&S, which are directly or indirectly owned or controlled by MLC and/or any such parent of MLC and/or one or more of their Subsidiaries.

“Minimum Advance Amount” means the amount designated in the signature area below as the Minimum Advance Amount.

“MLIB” means Merrill Lynch International Bank Limited, a bank organized under the laws of England.

“MLPF&S” has the meaning given to that term in the introductory paragraph of this Agreement.

“Obligations” means, collectively, all of the indebtedness, liabilities and obligations of the Borrower to the Lender, whether now existing or hereafter arising and whether or not currently contemplated, including, without limitation, the indebtedness, liabilities, and obligations arising under this Agreement and any other agreement, instrument or document executed in connection herewith (in each case, as amended, modified and renewed from time to time) and the transactions contemplated hereby. The Obligations shall include, without limitation, any Advances, interest, Facility Fees, and other fees, costs and expenses now or hereafter payable by the Borrower to the Lender.

“Person” means, any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, firm, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality).

“Pledgor” means individually and collectively, the one or more Persons, if any, signing below as Pledgor (or signing any other document identifying the Person[s] as Pledgor).

“Remedy Event” has the meaning given to that term in Section 8.1.

“Securities” has the meaning given to that term in Section 3.2.

“Securities Account” means, individually and collectively, the one or more securities accounts established pursuant to Section 3.1.

“Security Interest” has the meaning given to that term in Section 3.2.

“Spread” means the percentage amount indicated in the signature page area below.

“Subsidiary” means, at any time, in relation to a legal Person, any other legal Person that is directly or indirectly controlled, or more than 50% of whose issued or outstanding shares or equity interests having general voting power in ordinary circumstances is beneficially owned, directly or indirectly, by that first legal Person.

“Value” means the value assigned to the Collateral by the Lender, from time to time, in the Lender’s discretion.

2. THE FACILITY

2.1. Advances.

(a) The Lender agrees, upon the terms and subject to the conditions set forth in this Agreement, to make available to the Borrower an uncommitted facility (the “Facility”) in an amount up to the Maximum Amount. The Borrower acknowledges that the Lender has no obligation to make any Advances to the Borrower. All Advances that the Lender, in its discretion, agrees to make to the Borrower shall be in an amount not less than the Minimum Amount and in integral multiples of $100,000.00 in excess thereof. Any Advances that the Lender makes to the Borrower and which the Borrower repays may be reborrowed up to the Maximum Amount, subject to the Lender’s discretion. The Borrower agrees to provide prior written notice to the Lender if the purpose of any Advance differs from that previously disclosed in writing to the Lender.

(b) The Borrower shall request an Advance from the Lender in the manner provided in Section 10.15, which request must be received not later than 11:00 a.m. (New York City time), three LIBOR Business Days prior to the date of such Advance and shall specify: (i) the date of such Advance; (ii) the amount of such Advance; and (iii) the duration of the Interest Period to be applicable to such Advance. All requests made under this Section 2.1(b) shall be irrevocable.

2.2. Interest.

(a) Interest shall be calculated and payable on each Advance by reference to successive Interest Periods. In the case of each Advance, its first Interest Period shall begin on the proposed date of that Advance and each subsequent Interest Period shall begin on the last day of the previous Interest Period. The Borrower may select an Interest Period of 1, 3, 6 or 12 months duration (or such other period as the Lender may agree to) in the notice provided by the Borrower to the Lender pursuant to Section 2.1(b) or Section 2.2(b); provided, however, that the Borrower may select an Interest Period of 12 months or longer only if the Lender (in its discretion) agrees.

(b) Subject to the Lender’s discretion, the Borrower may elect, from time to time, to renew the Interest Period for all or part of an outstanding Advance by requesting such renewal from the Lender, as provided in Section 10.15, which request must be received not later than 11:00 a.m. (New York City time), three LIBOR Business Days prior to the last day of the

Interest Period for such Advance and shall specify: (i) the renewal date for such Advance (which shall be the last day of the Interest Period for such Advance); (ii) the amount of the Advance to be renewed (which shall not be less than the Minimum Amount and integral multiples of $100,000.00 in excess thereof); and (iii) the duration of the Interest Period to be applicable thereto. All requests made under this Section 2.2(b) shall be irrevocable. If the Borrower fails to request the renewal of any Interest Period for any Advance by the required time, the Interest Period for such Advance shall be renewed after the last day of the Interest Period for such Advance for successive 30-day Interest Periods or such other Interest Periods as the Lender deems appropriate, subject to the Lender’s right to demand payment at any time, and interest shall accrue and be payable on such Advance at the Interest Rate determined by the Lender for such Interest Periods, subject to the provisions of this Agreement.

(c) Interest shall be due and payable on the last day of each Interest Period in an amount equal to the unpaid interest accrued during that Interest Period on the Advance to which it relates at the Interest Rate applicable for that Interest Period. In the case of an Interest Period of 12 months or more, interest shall be due and payable every six months from the date of the relevant Advance. If the Alternate Rate shall be applicable to any Advance at any time, interest accrued thereon shall be due and payable on the last Business Day of each month. In addition, accrued interest shall be due and payable in full at any time upon demand.

(d) If the Lender determines that for any reason deposits in Dollars are not offered by MLIB to leading banks in the London Interbank Market in an amount comparable to a proposed Advance or an unpaid Advance for which renewal of the Interest Period has been requested and for a period equal to the requested Interest Period for such Advance, or that LIBOR applicable for any requested Interest Period, with respect to a proposed Advance, does not adequately and fairly reflect the cost to the Lender of funding such Advance, the Lender shall so notify the Borrower and the requested Advance shall not be made or renewed, as the case may be. Upon receipt of such notice, the Borrower may: (i) revoke any notice given to the Lender pursuant to Section 2.1(b) with respect to a new Advance; or (ii) revoke any notice given to the Lender pursuant to Section 2.2(b) with respect to an unpaid Advance, which Advance shall remain outstanding after the last day of the Interest Period for such Advance, subject to the Lender’s right to demand payment at any time, and interest shall accrue and be payable on such Advance at the Alternate Rate, subject to the provisions of this Agreement. If, after receipt of such notice from the Lender, the Borrower does not revoke any notice given to the Lender pursuant to Section 2.1(b) with respect to a new Advance or pursuant to Section 2.2(b) with respect to an unpaid Advance, the Advance shall not be made or shall remain outstanding after the last day of the Interest Period for such Advance, as the case may be. Any Advance so remaining outstanding shall be subject to the Lender’s right to demand payment at any time, and interest shall accrue and be payable on such Advance at the Alternate Rate, subject to the provisions of this Agreement.

(e) If the Lender (in its discretion) so determines, any due but unpaid interest may be added to the amount of the Advance to which it relates (or, at the Lender’s option, may be treated as a separate Advance), and interest calculated as provided for above shall thereafter be paid thereon.

(f) Interest shall be calculated on the basis of actual days elapsed during a year of 360 days. Interest shall accrue on the principal of each Advance from and including the date of the Advance to, but excluding the date of, the principal’s payment.

2.3. Payments; Prepayments.

(a) For value received, the Borrower hereby promises to pay to the Lender or to the Lender’s order, upon demand, an amount equal to the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower, together with interest calculated pursuant to Section 2.2 and all other Obligations outstanding under this Agreement.

(b) Upon at least three LIBOR Business Days’ prior written notice to the Lender, the Borrower shall have the right, from time to time, on the last day of any Interest Period for a particular Advance, to pay the outstanding principal amount of that Advance, in whole or in part, in an amount of not less than $100,000.00 plus the amount of any then accrued but unpaid interest on the principal amount paid. Each notice of payment shall specify the payment date and the principal amount of the Advance to be paid, shall be irrevocable and shall commit the Borrower to pay the Advance in the amount and on the date stated therein.

(c) Upon at least three LIBOR Business Days’ prior written notice to the Lender and subject to the indemnification provisions of Section 2.3(d), the Borrower shall have the right, from time to time, on any LIBOR Business Day, other than the last day of any Interest Period for a particular Advance, to pay the outstanding principal amount of that Advance, in whole or in part, in an amount of not less than $100,000.00 plus the amount of any accrued but unpaid interest to the date of such payment on the principal amount so paid. Each such notice of payment shall specify the payment date, the principal amount of the Advance to be paid, be irrevocable and commit the Borrower to pay the Advance in the amount and on the date stated therein.

(d) The Borrower shall pay to the Lender, upon the request of the Lender, such amount as the Lender reasonably determines will compensate it for any loss (including loss of profit), cost or expense incurred by the Lender as a result of the payment of any Advance, in whole or in part, on a date other than the last day of the Interest Period for such Advance, whether such payment is made by the Borrower pursuant to Section 2.3(c) or is effected by the Lender liquidating all or a portion of Securities Account upon the occurrence of a Remedy Event. Notice by the Lender to the Borrower of the amount of any such compensation to be paid by the Borrower shall be conclusive.

(e) For purposes of determining the last day of an Interest Period, each Interest Period that would otherwise end on a day that is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day, except that, if the next succeeding LIBOR Business Day falls in the next succeeding calendar month, the Interest Period shall end on the next preceding LIBOR Business Day.

2.4. Default Interest. In the event the Borrower does not make any payment of principal or interest to the Lender, when due, the Interest Rate payable, with respect to all

Advances (both before and after judgment), will increase, effective, as of the date when such payment was due, by two percent (2.00%) until all payments due hereunder (including any late payments and any amounts accelerated) are paid to the Lender in full. Any default interest payable hereunder that is not paid when due may be added to the overdue sum and itself bear interest accordingly.

2.5. Manner of Payment. All payments due from the Borrower hereunder may be debited by the Lender at its discretion from the Securities Account, or from any other account maintained by the Borrower or any Guarantor with MLPF&S or any other member of the Merrill Lynch Group. The Borrower and each Guarantor hereby authorize the Lender and each other member of the Merrill Lynch Group to initiate debit entries and, if necessary, credit entries to any such account. All members of the Merrill Lynch Group shall be fully protected in relying on this authorization. In the event the Borrower or any Guarantor fails to maintain sufficient funds or credit availability in any such account, the Borrower shall make such payments on the date when due without offset or counterclaim in Dollars in federal or other immediately available funds to the account of the Lender in accordance with the wire transfer instructions provided by the Lender from time to time. Any such payment received after 11:00 a.m., New York City time, on a particular day, shall be deemed received on the following Business Day.

2.6. Taxes. All payments by the Borrower and any Guarantor under this Agreement shall be made free and clear of any restrictions or conditions, without set off or counterclaim, and (except as hereinafter provided) without any deduction or withholding for or on account of tax or otherwise. If any such deduction or withholding is required by law to be made from any sum paid or payable to the Lender, the Borrower or such Guarantor shall pay in the same manner and at the same time such additional amounts as will result in the Lender’s receiving and retaining (free from any liability other than tax on its overall net income) such net amount as would have been received by it had no such deduction or withholding been required to be made.

2.7. Purpose. The Borrower shall use the proceeds of any Advance made hereunder to finance the purchase of securities or for such other lawful purposes as have been disclosed to the Lender in writing.

2.8. Facility Fee. The Borrower shall pay an arrangement fee (the “Facility Fee”):

(a) prior to each Advance, in an amount equal to the product determined by multiplying (i) the Facility Fee Percentage, by (ii) the amount of such Advance and by (iii) a fraction equal to the quotient determined by dividing the number of days between the date of such Advance and the next annual anniversary date of this Agreement by 365; and

(b) on the annual anniversary date of this Agreement during each year this Agreement is in effect, in an amount equal to the product determined by multiplying (i) the Facility Fee Percentage, by (ii) the aggregate unpaid principal amount of all Advances outstanding on such anniversary date.

Notwithstanding the foregoing, the total amount of all Facility Fees payable during any 12-month period after the date of this Agreement shall not exceed an amount equal to the product determined by multiplying (a) the Facility Fee Percentage by (b) the Maximum Amount.

3. ESTABLISHMENT OF SECURITIES ACCOUNT; PLEDGE OF COLLATERAL; BORROWING OF SECURITIES

3.1. Establishment of the Securities Account. Each Loan Party hereby directs MLPF&S, and MLPF&S hereby agrees, to establish the Securities Account, which shall be known as the “Merrill Lynch Private Finance Inc. (            ) Pledged Collateral Account” or such other title (including abbreviations) acceptable to the Lender to reflect the Lender’s interest therein, and shall bear the account number                    . Each of the Loan Parties, as a condition to the Lender’s considering making any Advances, agrees to place the Collateral in the Securities Account. Each Borrower and each Guarantor, jointly and severally, agree at all times to maintain Collateral in the Securities Account, with an aggregate Value sufficient to satisfy the Maintenance Requirement, until all the Obligations have been indefeasibly paid and performed in full and this Agreement has been terminated. Each of the Loan Parties acknowledges that in establishing and maintaining the Securities Account, MLPF&S is acting on behalf of the Lender as the Lender’s agent for purposes of perfecting the Security Interest.

3.2. Grant of Security Interest.

(a) As security for the full payment and performance of the Obligations, and the obligations, whether now existing or hereafter arising, of each Guarantor pursuant to Section 9, each Loan Party hereby assigns, pledges, grants and conveys to the Lender, and grants to the Lender a continuing first-priority lien and security interest (the “Security Interest”) on and in the following (collectively, the “Collateral”):

(i) the Securities Account and all stocks, bonds, securities entitlements, financial assets and other securities, contracts, options, including put and call option contracts, and investment property now or hereafter in or credited to the Securities Account (the “Securities”);

(ii) all credit balances, accounts, contract rights, general intangibles, instruments, documents, monies, certificates of deposit and other property of whatever kind or description now or hereafter held in the Securities Account;

(iii) all securities, securities entitlements, financial assets, instruments, investment property, contract rights, cash deposits or other general intangibles now or hereafter described in confirmations, statements and other reports delivered, from time to time, by MLPF&S to any Loan Party or the Lender in connection with the Securities Account, all of which are deemed to be Securities in the Securities Account for purposes of this Agreement;

(iv) all monies, debts, claims, securities and other property now or hereafter deposited with or owed or owing by the Lender and/or any other member of the Merrill Lynch Group to such Loan Party; and

(v) all dividends, interest and proceeds of any of the property described in clauses (i), (ii), (iii), or (iv) above, including without limitation, proceeds of proceeds.

Each Loan Party and MLPF&S expressly agree for the benefit of the Lender that all of the property described in clauses (i), (ii), (iii) and (iv) is to be treated as a financial asset for purposes of Article 8 of the Uniform Commercial Code.

(b) Each Loan Party shall take all action that the Lender requests or is reasonably necessary to ensure that the Lender has a continuing perfected first priority Security Interest in the Collateral while this Agreement is in effect. Upon the Lender’s request, each Loan Party shall execute and deliver to the Lender a financing statement conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Lender, and such other documents as may be required in the Lender’s judgment, in order to perfect or maintain the perfection of the Security Interest, all in a form the Lender considers acceptable. Upon the Lender’s request, each Loan Party shall also execute and deliver a continuation statement conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Lender and in a form the Lender deems to be acceptable. If any Loan Party fails to deliver to the Lender financing statements, continuation statements or other documents the Lender requests, the Lender may, to the extent permitted by law and without limiting its other rights under this Agreement, execute and file in such Loan Party’s name, as such Loan Party’s attorney in fact, such documents. Upon the Lender’s request, each Loan Party shall execute and deliver to the Lender such documents and shall take such other action as the Lender may request in order to continue or maintain the perfection and priority of the Security Interest under any amendments to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Lender, from time to time, after the date of this Agreement.

(c) Set forth in the signature area below is the location of each Loan Party’s principal residence, if such Loan Party is an individual (natural person), or, if such Loan Party is not an individual (natural person), the jurisdiction of such Loan Party’s organization or formation, as well as such Loan Party’s chief executive office and, if different, the location of such Loan Party’s principal place of business. Each Loan Party agrees to provide the Lender with not less than 30 days’ prior written notice of any change of any such location.

3.3. Certain Lender Rights in the Securities Account. The Lender may give instructions of any kind or character to MLPF&S with respect to the Securities Account, either oral or written. The Lender’s instructions may include instructions to liquidate Collateral and other property in the Securities Account, to pay credit balances from the Securities Account to the Lender or its designees, or to move the Collateral from the Securities Account to the Lender or into an account in the Lender’s name or the name of its designees. MLPF&S shall comply with the Lender’s entitlement orders and other instructions in regard to the Securities Account without further consent by any Loan Party. In following the Lender’s instructions, MLPF&S is under no duty to any Loan Party to determine whether a Remedy Event has occurred or is continuing. MLPF&S shall neither accept nor comply with any instructions from any Loan Party with respect to the Securities Account. The Lender is entitled to receive directly from MLPF&S, and the Borrower and each other Loan Party each irrevocably authorizes MLPF&S to provide to the Lender, duplicates of any and all notices, confirmations and statements of account that the Borrower or such other Loan Party is entitled to receive with respect to the Securities Account. MLPF&S is authorized to provide the Lender with any and all information in its possession or control relating to the Securities Account, and to provide the Lender with online access to MLPF&S systems relating to the Securities Account.

3.4. Transactions in the Securities Account.

(a) A Loan Party may ask the Lender to request MLPF&S to release Collateral from the Securities Account if (but only if) the Lender so consents (in its discretion) and the Value of the Collateral remaining in the Securities Account after such withdrawal would continue to satisfy the Maintenance Requirement. Each Loan Party understands that a release of Collateral from the Securities Account will not be considered by the Lender if, following such release, the Value of the Collateral in the Securities Account would not satisfy the Maintenance Requirement and further understands that any transactions made in the Securities Account may be reversed by the Lender if the transaction would result in a breach of this Agreement.

(b) In addition, each Loan Party may ask the Lender to consent (in its discretion) to, and to request that MLPF&S arrange for, the sale of call options with respect to Securities in the Securities Account and the purchase of call options in order to close out short call option positions in the Securities Account. Each Loan Party agrees that all such call option contracts will be purchased or sold over the counter or on or through an exchange or clearing house and will be executed pursuant to the terms of MLPF&S’s Standard Option Agreement(s). Each Loan Party acknowledges that all such call option contracts are considered “securities” for purposes of the definition of “Collateral” contained in this Agreement, and each Loan Party and MLPF&S agree that all such call options are to be treated as financial assets for purposes of Article 8 of the Uniform Commercial Code. In the event of the exercise of any call option in the Securities Account (or any other event resulting in “cash” proceeds being paid into the Securities Account), each Loan Party acknowledges and agrees that the “cash” proceeds paid with respect to such call option (or otherwise paid into the Securities Account) will be applied by the Lender against the Obligations on the fifteenth Business Day following such exercise (or, if earlier, the receipt of the “cash” proceeds in the Securities Account), unless prior to such fifteenth Business Day such Loan Party has replaced such proceeds in the Securities Account with Securities acceptable to the Lender (in the Lender’s discretion).

(c) Without limiting any other right or remedy available to the Lender under this Agreement or at law or in equity, including, without limitation, the rights and remedies contemplated by Section 8.2, the Lender may (i) buy or sell any or all Securities or other property that may be short in the Securities Account; (ii) cancel any open orders; and (iii) exercise or refrain from exercising, terminating, liquidating or closing, modifying, extending, obtaining or reestablishing, any or all outstanding contracts or options and any or all hedges, related or associated positions, securities or transactions.

(d) Each Loan Party acknowledges and agrees that, notwithstanding any other provision of this Agreement or any agreement between any Loan Party and MLPF&S, only the

Lender will be entitled to give entitlement orders, instructions or directions to MLPF&S with respect to the Securities Account and no Loan Party will be entitled to give entitlement orders, instructions or directions to MLPF&S with respect to the Securities Account at any time.

3.5. Other Account Provisions. Each Loan Party acknowledges that no trading, VISA® card, funds transfer services or wire transfer, check-writing or margin capabilities exist or will be permitted with respect to the Securities Account. This Agreement does not create any obligations or duties on MLPF&S to any Loan Party greater than or in addition to the customary and usual obligations and duties that MLPF&S has as a stockbroker and custodian of securities, except to the extent expressly provided in this Agreement. All transactions in the Securities Account are subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, on which MLPF&S or its agents (including MLPF&S’s subsidiaries and affiliates) execute such transactions. Each Loan Party agrees to pay customary brokerage fees in connection with any transactions in a Securities Account made in accordance with this Agreement.

3.6. Borrowing of Securities. Each Loan Party hereby authorizes the Lender, from time to time, to lend to itself, as principal or otherwise, or to others, any securities in the Securities Account irrespective of the Obligations outstanding at the relevant time. Each Loan Party agrees to execute and deliver to the Lender such agreements and other documents as the Lender may reasonably request in order to give effect to this Section 3.6.

3.7. Authorization. Each Loan Party authorizes MLPF&S and/or the Lender, as appropriate, to (a) deduct from and transfer to the Lender any free credit balance in the Securities Account (which amount is due to such Loan Party) in order to make payment of any obligation and (b) liquidate any Securities in the Securities Account in order to make payment of any Obligation. Furthermore, each Loan Party hereby waives any obligations the Lender or MLPF&S may have Section 9-207 of the Uniform Commercial Code.

3.8. Power of Attorney to Lender. Each Loan Party hereby irrevocably appoints the Lender as such Loan Party’s attorney-in-fact, with full power of substitution and with full authority in the place and stead of such Loan Party and in the name of such Loan Party or otherwise, from time to time in the Lender’s discretion, at the expense of the Borrower and after the occurrence of a Remedy Event: (a) to take any action and to execute any instrument that the Lender may deem necessary or advisable to protect, collect, realize upon and preserve the Collateral, (b) to enforce the Lender’s rights in the Collateral, (c) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of the Collateral, (d) to transfer into the name of the Lender or its designee any or all of the Collateral, and (e) to sell or otherwise dispose of any or all of the Collateral.

3.9. The Lender’s Duties. The powers conferred on the Lender in this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. Except for the safe custody of any Collateral in its possession or the possession of a member of the Merrill Lynch Group and the accounting for monies actually received by it or a member of the Merrill Lynch Group hereunder, the Lender shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any of the Collateral.

4. REPRESENTATIONS AND WARRANTIES

On a continuing basis, each Loan Party, jointly and severally, represents, warrants and covenants to the Lender that:

4.1. Collateral. Except for the Lender’s rights established under this Agreement and the security interest of MLPF&S in any call option contract contemplated by Section 3.4(b), such Loan Party, to the extent of its rights in the Collateral, owns the Collateral free of any security interest, lien or other encumbrance, including, but not limited to, any contract or agreement limiting, restricting or impeding the transfer of the Collateral (each, a “Lien”) in favor of any Person (other than any subordinated interest that MLPF&S may have in the Securities Account). The Security Interest is and shall remain a perfected and valid first-priority lien on and security interest in the Collateral.

4.2. Due Organization. If such Loan Party is a legal Person, it is duly organized and validly existing under the jurisdiction of its organization or formation and has the power and authority to own its assets and to conduct the business that it conducts; such Loan Party is in good standing under the laws of the jurisdiction of its organization or formation and is duly qualified to do business in all jurisdictions in which the nature of its activities requires such qualification. If such Loan Party is a trust, such trust was created under a valid will duly admitted to probate by a court of competent jurisdiction or a trust instrument executed with the proper formalities of the jurisdiction whose law governs the trust; the trustees of such trust have been revoked or have duly accepted the trust according to the formalities required by the trust instrument and are continuing to conduct the activities in which it engages; and such trust is currently in existence and has not been revoked.

4.3. Power and Authority; Binding Agreements. Such Loan Party has the full right, power and authority to make, execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance of the documents contemplated by this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on its part. This Agreement constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

4.4. No Violation. The execution, delivery or performance by such Loan Party of this Agreement and the related documents, the consummation of the transactions contemplated by this Agreement, and compliance with the provisions of this Agreement will not (a) violate any law, regulation, order, judgment or decree binding on such Loan Party, (b) if such Loan Party is a legal Person, violate or conflict with any of its organizational agreements or charter documents, or (c) conflict with, cause a breach of, constitute a default under, be cause for the acceleration of the maturity of, or create or result in the creation or imposition of any Lien, charge or encumbrance (other than in favor of the Lender) on any of its property under any agreement, notice, indenture, instrument or other undertaking to which it is a party.

4.5. No Consents. No order, consent, license, authorization, recording or registration is required to authorize or is required in connection with the execution, delivery and performance or the legality, validity, binding effect or enforceability of this Agreement, any documents executed in connection with this Agreement or any transactions contemplated by this Agreement.

4.6. No Litigation. There are no actions, suits, litigations, arbitrations, administrative proceedings or investigations pending or threatened against such Loan Party or any of the Collateral in which such Loan Party has rights that could (a) have a material adverse effect on the business or affairs, condition (financial or otherwise), obligations, operations, performance, properties or prospects of such Loan Party or (b) affect its ability to enter into and perform its obligations under this Agreement or any of the transactions contemplated by this Agreement.

4.7. Compliance with Laws. The activities and operations of such Loan Party are and have been in compliance in all respects with all applicable federal, state, local and foreign laws and regulations, including, without limitation, tax, environmental and health and safety laws and regulations.

4.8. No Material Adverse Change. Since the date of such Loan Party’s most recent financial statements or representations delivered to the Lender, there has been no material adverse change in the business, condition (financial or otherwise), obligations, operations, performance, properties or prospects of such Loan Party.

4.9. Solvency. After giving effect to each Advance made, from time to time, and such Loan Party’s obligations (including contingent obligations) under this Agreement, (a) the present fair value of its assets exceeds the total amount of its liabilities (including, without limitation, contingent liabilities), (b) it has capital and assets sufficient to carry on its business, (c) it is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (d) it does not intend to incur, or believe that it will incur, debts beyond its ability to pay as they become due. Such Loan Party will not be rendered insolvent by the execution, delivery and performance of the documents relating to this Agreement or by the consummation of the transactions contemplated under this Agreement.

4.10. Place of Business. The location of such Loan Party’s principal residence, if such Loan Party is a natural person, or, if such Loan Party is not a natural person, such Loan Party’s jurisdiction of organization or formation, its chief executive office and, if different, the location of its principal place of business, are accurately set forth in the signature area below.

4.11. No Default. Such Loan Party is not in default under any agreement to which it is a party or by which it or its assets may be bound, which default is material in the context of this Agreement.

4.12. Full Disclosure. All information disclosed to the Lender in connection with this Agreement and the making of each Advance hereunder is true, complete and accurate in all respects and does not omit any material facts or circumstances, which could make any of such information misleading in any respect.

Each of the representations and warranties in this Agreement shall be correct and complied with at all times and in all respects during the continuance of this Agreement, and until all Obligations have been indefeasibly paid and performed in full, as if repeated, then, by reference to the then existing circumstances.

5. AFFIRMATIVE COVENANTS

Until this Agreement has terminated and all Obligations have been indefeasibly paid and performed in full, each Loan Party (except as otherwise provided with respect to a Pledgor) shall:

5.1. Maintenance of Existence. Preserve and maintain its existence, rights and franchises, if it is a legal Person.

5.2. Compliance with Laws. Comply in all material respects with all applicable laws, statutes, codes, ordinances, regulations, rules, orders, awards, judgments, decrees, injunctions, approvals and permits applicable to it.

5.3. Payment of Taxes. Pay all taxes, assessments and governmental charges imposed upon it or upon its property and all claims (including, without limitation, claims for labor, materials, supplies or services), which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party has maintained adequate reserves with respect thereto.

5.4. Books and Records. Keep proper books of record and account, containing complete and accurate entries of all financial and business transactions.

5.5. Audit Rights. Permit any representative of the Lender to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, partners and employees and its independent accountants, all at such places in the United States and at such reasonable times and as often as the Lender may reasonably request, provided that such actions do not unreasonably interfere with its day-to-day business and operations.

5.6. Maintenance of Collateral. Maintain the Collateral in the Securities Account as the Lender may require, from time to time, in accordance with the Maintenance Requirement. Each Loan Party shall, upon demand, pay all calls, subscription monies and/or other monies payable on or with respect to any of the Securities included in the Collateral provided by it or, if the Lender pays the same (which it shall not be obliged to do), indemnify the Lender against such payment. If at any time the Value of the Collateral is less than the Maintenance Requirement and no Loan Party has, promptly upon demand, reduced the outstanding principal balance of the Obligations or deposited in the Securities Account additional funds and/or securities acceptable to the Lender to be held as Collateral with a Value sufficient to increase the Value of the Collateral to at least 105% of the Maintenance Requirement, the Lender may, at its option, from time to time, and without any obligation on its part, give notice to (a) instruct

MLPF&S to cancel any open orders and close any or all outstanding contracts, liquidate any or all Collateral, withdraw and/or sell any or all Collateral and reduce in whole or in part the Obligations and (b) take any other actions to which it is entitled, whether pursuant to Section 8.2 or otherwise. Notwithstanding the provisions of this Section 5.6, the Lender may, at any time pursuant to Section 8.3, demand payment of the aggregate unpaid principal amount of the Advances and all other Obligations.

5.7. Bankruptcy. Notify the Lender, in writing, before filing any petition seeking the protection of any bankruptcy, insolvency or any similar statutes. In addition, no Loan Party shall take any action that may cause (or fail to take any necessary action that would prevent) a petition in bankruptcy, insolvency or any similar law or procedure to be filed against such Loan Party.

5.8. Financial and Credit Information.

(a) Notify the Lender immediately, in writing, of any change in its financial condition or prospects that would adversely affect its ability to repay or perform any obligation(s) to the Lender according to the terms of this Agreement.

(b) Supply to the Lender such current financial information or other information as the Lender may reasonably request, from time to time.

(c) Permit the Lender and MLPF&S to share with one another and any affiliated companies, or any Person authorized by any of them, for legitimate business purposes, any information about it that each may currently possess or obtain in the future, unless such Loan Party has notified the Lender at the time of application for the Facility that such Loan Party objects to the sharing of such information.

(d) Permit the Lender, or anyone authorized by it, to obtain third-party credit or investigative reports with respect to such Loan Party, and to answer any questions about its credit experience with such Loan Party.

(e) Comply with any requests from the Lender for additional documentation required to be filed or executed by such Loan Party, from time to time, by applicable law or the policies and procedures of MLPF&S or the Lender.

5.9. Protection of Collateral and Legal Proceedings. At its own expense, take any and all actions necessary to preserve, protect and defend the Security Interest in the Collateral and the perfection and priority thereof against all adverse claims, including appearing in and defending any and all actions and proceedings that purport to affect any of the foregoing. Each Loan Party shall promptly reimburse the Lender for all sums, including costs, expenses and actual attorneys’ fees that the Lender may pay or incur in defending, protecting or enforcing the Security Interest in the Collateral or the perfection or priority thereof, or in discharging any prior or subsequent Lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of the Lender therein, all of which actions each Loan Party hereby agrees that the Lender shall have the right to take in its discretion.

6. NEGATIVE COVENANTS

Until this Agreement has terminated and all Obligations have been indefeasibly paid and performed in full, no Loan Party will, without the prior consent of the Lender (which may be withheld in the Lender’s discretion), (a) create, incur, assume or suffer to exist any Lien on the Collateral, other than Liens created in favor of the Lender, including, but not limited to entering into, continuing or extending any contract or agreement in any way limiting, restricting or impeding the pledge or transfer of any of the Collateral, or (b) sell, assign, transfer, exchange, lease, lend or dispose of (directly or indirectly, voluntarily, by operation of law or otherwise) or grant any option with respect to, any of the Collateral.

7. CONDITIONS PRECEDENT

7.1. Conditions Precedent to the Initial Advance. It shall be a condition precedent to the Lender’s considering making the initial Advance that the Lender shall have received:

(a) evidence that the Securities Account has been established and that the Value of the Collateral meets the Advance Requirement; and

(b) such other documents, opinions, certificates and other items as the Lender may reasonably request.

7.2. Conditions Precedent to All Advances. It shall be a condition precedent to the Lender’s considering making any Advance or renewing any Interest Period that on the date of each such Advance or the renewal of such Interest Period, as the case may be, the Lender shall have received evidence that the Value of the Collateral meets the Advance Requirement and the following statements shall be true (and each request for an Advance shall constitute a representation and warranty by the Loan Parties that on the date of making or renewing such Advance such statements are true):

(a) The Borrower has paid the Facility Fee payable in connection with this Agreement;

(b) The representations and warranties contained in Section 4 are true and correct on and as of the date of such Advance;

(c) No event has occurred or is continuing or would result from the making of such Advance that would constitute a Remedy Event or an event, act or condition which, with the passage of time or notice, or both, would constitute a Remedy Event;

(d) The Lender: (i) is satisfied that none of the Collateral is subject to any restriction on transfer applicable to the Lender or any transferee of the Lender, whether imposed by law or by agreement, or (ii) has given its prior written consent to any such restriction (without being obligated to do so) and has received any agreements, documents and other items relating to any such restriction as the Lender has requested (in its discretion); and

(e) The Borrower has made a request in accordance with, and has otherwise complied with other provisions of, Section 2.1(b) or 2.2(b), as the case may be.

8. REMEDY EVENTS; REMEDIES

8.1. Remedy Events. If any of the following events (each, a “Remedy Event”) occurs, the Lender, in its discretion, may take any or all of the actions outlined in Section 8.2.:

(a) the Borrower fails to make any payment when it is due as required by this Agreement;

(b) a Loan Party breaches any provision of this Agreement;

(c) the Value of the Collateral in the Securities Account falls below the applicable Maintenance Requirement, and no Loan Party deposits additional Collateral or reduces the outstanding principal balance of the Obligations as required under Section 5.6;

(d) a Loan Party makes, or the Lender discovers that a Loan Party has made, a material misrepresentation in connection with this Agreement or any Advance;

(e) any step is taken or legal proceeding started by any Person in the bankruptcy of any Loan Party or for the appointment of a receiver, administrator, trustee or similar officer of any Loan Party or of any or all of the revenues and assets of any Loan Party or the winding up, administration, dissolution or reorganization of any Loan Party;

(f) any Loan Party is insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness or any part of its indebtedness, which it would or might otherwise be unable to pay when due, or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors;

(g) an attachment or garnishment writ, or the like, is levied against all or any portion of the Securities Account or the Collateral;

(h) any indebtedness of a Loan Party to any member of the Merrill Lynch Group or any other Person(s) in respect of monies borrowed or raised (i) is not paid when due nor within any applicable grace period in any agreement relating to such indebtedness, or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described;

(i) judgment for the payment of money is rendered against any Loan Party and within thirty (30) days from the entry of judgment has not been discharged or stayed pending appeal or, if any such judgment is affirmed on appeal, has not been discharged within thirty (30) days from the entry of the final order of affirmance on appeal;

(j) if a Loan Party is acting in the capacity of trustee of a trust for the purposes hereof, it or they cease to be appropriately authorized or such trust comes or is brought to an end;

(k) if a Loan Party is a natural Person, such Loan Party, (i) dies, (ii) becomes or is declared (by appropriate authority) incompetent or of unsound mind, or (iii) is indicted or convicted of any crime.

(1) the Lender otherwise deems itself or the Security Interest in any of the Collateral insecure or the Lender believes in good faith that the prospect of payment or other performance by any Loan Party is impaired.

8.2. Remedies.

(a) Upon the occurrence of a Remedy Event, the Lender may, at its option: (i) declare the Obligations to be immediately due and payable in full, whereupon the Obligations shall immediately become due and payable in full and the Facility shall be terminated; provided, however, that in the event of the occurrence of a Remedy Event described in Section 8.1(e), the Obligations shall become immediately due and payable in full and the Facility shall terminate without any action or declaration on the part of the Lender; (ii) instruct MLPF&S to cancel any open orders and close any and all outstanding contracts; (iii) liquidate any or all of the Collateral; (iv) withdraw and/or sell any or all of the Collateral; (v) apply any or all of the Collateral as well as the proceeds of any such Collateral to the Obligations; and (vi) exercise any and all other rights and remedies under this Agreement or applicable law. Each Loan Party shall be responsible for any decrease in the Value of the Collateral occurring prior to or during liquidation. Upon the occurrence of a Remedy Event, the Lender may also set off any or all of the Obligations against any securities, cash or other property of any Borrower or Guarantor in the possession of the Lender (directly or through MLPF&S as the Lender’s agent), or any other member of the Merrill Lynch Group and against any obligations owed to the Borrower or any Guarantor by the Lender or any other member of the Merrill Lynch Group.

(b) The Lender may exercise any or all of its rights under this Section without further demand for additional Collateral, or notice of sale or purchase, or other notice or advertisement. Any sales or purchases made pursuant to this Section may be made at the Lender’s discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and the Lender, or its agent, may be the purchaser for the Lender’s or its agent’s own account. It is understood that the giving of any prior demand or call or prior notice of the time and place of such sale or purchase by the Lender, or its agent, will not be considered a waiver of the Lender’s right to sell or buy without any such demand, call or notice as provided in this Agreement.

(c) In addition to the Lender’s rights and remedies described in this Agreement, the Lender has the right to exercise any one or more of the rights and remedies of a secured creditor under the Uniform Commercial Code as now or hereafter in effect in the State of New York. All the rights and remedies that are available to the Lender under this Agreement are cumulative and are in addition to any and all other rights and remedies that are otherwise available to the Lender either at law, equity or otherwise. The Lender may exercise any one or more of such rights and remedies simultaneously or successively.

8.3. Demand. Each of the Loan Parties hereby acknowledges that the principal amount of the Advances and all other Obligations are payable on the Lender’s demand by the Lender and that the Lender may make demand on the Borrower and/or any Guarantor regardless of whether or not a Remedy Event has occurred. In the event the Lender makes such demand and the Obligations are not paid in full, the Lender shall have the right, at its option, to exercise any or all of the remedies described in Section 8.2.

9. ADDITIONAL GUARANTOR/PLEDGOR COVENANTS

9.1. Guarantor Covenants. Each Guarantor hereby unconditionally and irrevocably agrees with the Lender (for itself and as trustee of the benefit of these agreements for each other member of the Merrill Lynch Group) as follows:

(a) Each Guarantor hereby irrevocably, unconditionally and absolutely guarantees, to the Lender the full and punctual payment and performance of the Obligations in accordance with this Agreement. The foregoing guaranty is a guaranty of payment and not of collection, and is the primary obligation of such Guarantor.

(b) As between such Guarantor and the Lender, but without affecting the Borrower’s obligations, such Guarantor shall be liable under (a) above as if it were the sole principal debtor and not merely a guarantor. Accordingly, it shall not be discharged, nor shall its liability be affected, by reason of:

(i) any time, indulgence, waiver or consent at any time given to any Loan Party or any other Person;

(ii) any amendment to any other provision of this Agreement or to any security or other agreement, guaranty or indemnity;

(iii) the making or absence of, or delay in, any demand on any Loan Party or any other Person for payment;

(iv) the enforcement or the absence of, or delay in, enforcement of this Agreement or of any security or other agreement, guaranty or indemnity or any failure to perfect the Security Interest in any Collateral;

(v) the release of any agreement, security, guaranty or indemnity;

(vi) the death, incapacity, bankruptcy, insolvency, winding up, liquidation, dissolution, merger, reorganization or similar event of or with respect to any Loan Party or any other Person;

(vii) the illegality, invalidity or unenforceability of or any defect in any provision of this Agreement or any other agreement or any of the Obligations or of any other obligations of any Loan Party to the Lender or any other circumstance that might otherwise constitute a legal or equitable discharge of or defense to it; or

(viii) the disallowance of all or a portion of the Lender’s claim for repayment of any obligation of the Borrower or any Guarantor hereunder under any provision of the United States Bankruptcy Code, any successor statute, or any other law, rule or regulation.

(c) The obligations of each Guarantor under (a) above are, and shall remain, in full force and effect by way of continuing security until this Agreement has terminated and the Obligations have been indefeasibly paid and performed in full. Furthermore, such obligations are additional to, and not instead of, any security or other agreement, guaranty or indemnity at anytime existing in favor of the Lender, whether from the Borrower, another Loan Party or otherwise. Each Guarantor irrevocably waives all notices and demands whatsoever.

9.2. Additional Provisions.

(a) Each Guarantor unconditionally and irrevocably further agrees as follows:

(i) any sum expressed to be payable by the Borrower under this Agreement, which is, for any reason (whether or not now existing and whether or not now known or becoming known to any party to this Agreement), not recoverable from the Borrower, shall nevertheless be recoverable from such Guarantor as if it were the sole principal debtor and shall be paid by it to the Lender on demand (such Guarantor’s liability under this Agreement being liability for payment, and not collection); and

(ii) each Guarantor shall, as a primary obligation, indemnify the Lender against any loss suffered by the Lender as a result of any Obligation not being paid by the time and on the date specified in this Agreement and otherwise in the manner specified in this Agreement or any Obligation being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known becoming not now existing and whether or not now known or becoming known to any party to this Agreement), the amount of that loss being the amount of the Obligation not paid.

(b) Each Guarantor acknowledges that the Lender is entering into this Agreement, and that all transactions by the Lender under this Agreement are done, in reliance on the guaranty, indemnities and other undertakings on the part of such Guarantor in this Agreement, and that the Lender would not, in the absence of such guaranty, indemnities and other undertakings on the part of such Guarantor in this Agreement, enter into this Agreement with the Borrower or do any transactions with or for the Borrower under this Agreement.

(c) The Lender hereby gives notice to each Guarantor:

(i) that by becoming party to this Agreement as a Guarantor, and in particular by giving the guaranty and indemnities in this Section 9 and/or by providing Collateral, such Guarantor may become liable instead of or as well as the Borrower;

(ii) that such Guarantor’s obligations, and in particular its obligations under such guaranty and indemnities and in respect of such Collateral, will be unlimited as to amount; and

(iii) that such Guarantor should in its own interests seek independent legal advice before signing this Agreement as a Guarantor.

9.3. Pledgor. Each Pledgor hereby unconditionally and irrevocably agrees that:

(a) its assignment of, and its grant of a security interest in, the Collateral shall not be affected by reason of:

(i) any time, indulgence, waiver or consent at any time given to any Loan Party or any other Person;

(ii) any amendment to any other provision of this Agreement or any security or other agreement, guaranty or indemnity;

(iii) the making or absence of, or delay in, any demand on any Loan Party or any other Person for payment;

(iv) the enforcement or the absence of, or delay in, enforcement of this Agreement or of any security or other agreement, guaranty or indemnity or any failure to perfect the Security Interest in any Collateral;

(v) the release of any agreement, security, guaranty or indemnity;

(vi) the death, incapacity, bankruptcy, insolvency, winding up, liquidation, dissolution, merger, reorganization or other similar event of or with respect to any Loan Party or any other Person;

(vii) the illegality, invalidity or unenforceability of or any defect in any provision of this Agreement or any other agreement or any of the Obligations or any other obligation of any Loan Party or any other circumstance that might otherwise constitute a legal or equitable discharge of or defense to any Person; or

(viii) the disallowance of all or a portion of the Lender’s claim for repayment of any Obligation of the Borrower or any obligation of any Guarantor hereunder under any provision of the United States Bankruptcy Code, any successor statute, or any other law, rule or regulation.

(b) The Security Interest in the Collateral is and shall remain in full force and effect by way of continuing security until this Agreement has terminated and the Obligations have been indefeasibly paid and performed in full. Furthermore, the Obligations are in addition to, and not instead of, any security or other agreement, guaranty or indemnity at any time existing in favor of the Lender, whether from the Borrower, any other Loan Party or otherwise. Each Pledgor irrevocably waives all notices and demands whatsoever.

(c) Each Pledgor acknowledges that the Lender is entering into this Agreement, and that all transactions by the Lender under this Agreement are done, in reliance on the agreements of such Pledgor in this Agreement, and that the Lender would not, in the absence of such agreements, enter into this Agreement with the Borrower or do any transactions with or for the Borrower under this Agreement.

(d) The Lender hereby gives notice to each Pledgor:

(i) that the Obligations under this Agreement are unlimited and, accordingly, an unlimited amount of the Collateral may be applied in respect of such Obligations; and

(ii) that such Pledgor should in its own interest seek independent legal advice before signing this Agreement as a Pledgor.

10. MISCELLANEOUS

10.1. Costs of Collection. If the Borrower or any Guarantor fails to make any payment under this Agreement, as and when required, the Borrower and each Guarantor must pay, jointly and severally and to the extent permitted by applicable law, the Lender’s court and collection costs, including reasonable legal fees and legal expenses (at all levels and in any bankruptcy proceeding), any cost incurred in the disposition of the Collateral, including reasonable legal fees and legal expenses, and, if the Obligations are referred for collection to any attorney who is not an employee of the Lender or one of its affiliates, the Lender’s reasonable legal fees and legal expenses (at all levels and in any bankruptcy proceeding).

10.2. Delay in Enforcement; No Waiver. The Lender may choose to delay or not to enforce any of its rights under this Agreement without losing such rights. If the Lender chooses not to exercise or enforce any of its rights, each Loan Party agrees that the Lender is not waiving the right to enforce such rights at a later time or any of its other rights. Any waiver of the Lender’s rights under this Agreement must be in writing.

10.3. Waivers. To the extent permitted by applicable law, each Loan Party waives its rights to require the Lender (a) to demand payments of amounts due (known as “presentment”); (b) to give notice that amounts due have not been paid (known as “notice of dishonor”); and (c) to obtain an official certification of nonpayment (known as “protest”).

10.4. Miscellaneous Indemnities. The Borrower and each Guarantor shall, on demand jointly and severally, indemnify the Lender against:

(a) any cost or increased cost in maintaining the Facility, the Securities Account, the Obligations, all or any part of any Advance, or any other amount outstanding under this Agreement or any reduction in the effective return to the Lender under this Agreement or in the rate of overall return on its capital below that which it would have been able to achieve but for its entering into or giving effect to this Agreement, in each case, which, in the Lender’s determination, is sustained or incurred directly or indirectly as a consequence of, or of compliance with, any present or future law or regulation or any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority including any law, regulation, directive or the like relating to reserve assets, liquidity or monetary control or affecting the manner in which the Lender allocates capital resources to its obligations under this Agreement;

(b) any funding and any other cost, expense or liability (including loss of profit, reasonable legal fees [at all levels and in any bankruptcy proceeding] and taxes) sustained or incurred by the Lender (i) to render this Agreement (including the Security Interest) enforceable and admissible in evidence in any enforcement proceedings commenced by the Lender in connection with this Agreement, (ii) in connection with the administration of, or in protecting or enforcing the Lender’s rights under this Agreement and/or any amendment thereto, including any bankruptcy proceeding, (iii) as a result of the occurrence or continuance of any Remedy Event (whether in connection with any act or thing done as set out in Section 8 or otherwise), or (iv) as a result of the receipt or recovery by the Lender of all or any part of an Advance (other than interest on an Advance, which is calculated by referring to the Alternate Rate) or an overdue sum otherwise than on the last day of an Interest Period applicable to an Advance or, as the case may be, a period selected by the Lender and applicable to that overdue sum; and

(c) any stamp, documentary, registration or similar tax payable in connection with this Agreement, any Advance or the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement and/or any such amendment, supplement or waiver, promptly and in any event before any interest or penalty becomes payable, together with any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

10.5. Interpretation, Etc. Whenever it appears herein, the phrase “in the Lender’s discretion” or “in its discretion” shall be read as “in the Lender’s sole and absolute discretion.” Whenever the context may require, the terms used in this agreement shall include the singular or the plural and the feminine, masculine or neuter gender shall include each other gender. References in this Agreement to “Sections” shall be to Sections of this Agreement, unless otherwise specifically provided.

10.6. Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of all the parties to this Agreement. The Lender may assign at its sole option all or any part of its rights, obligations and remedies under this Agreement. Any assignee of the Lender’s rights and obligations shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it. No Loan Party may assign its rights or obligations under this Agreement.

(b) The Lender may at any time change the office through which it is acting for the purpose of this Agreement and may at any time act for this purpose through more than one office.

(c) The Lender may disclose to a potential assignee or transferee or any other Person who has entered or proposes to enter into contractual arrangements with the Lender in relation to or concerning this Agreement such information about any Loan Party and this Agreement, as it may deem appropriate.

10.7. Amendments. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Lender and the Borrower; provided, however, any amendment to the provisions of Section 9 of this Agreement requires the signature of the Guarantors or the Pledgors, as the case may be. Any waiver shall be effective only in the specific instance and for the specific purpose for which given.

10.8. Headlines. The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations described in each such provision.

10.9. Joint and Several Liability. If the Borrower consists of more than one Person (each a “Co-Borrower”), references herein to “the Borrower” shall be read as “each Co-Borrower,” “all Co-Borrowers,” or “any or all Co-Borrowers,” jointly and severally, whichever reading maximizes the Lender’s rights and the Co-Borrowers’ obligations under this Agreement. All Co-Borrowers’ and, if more than one, all Guarantors’ Obligations hereunder shall be joint and several.

10.10. Severability. If any provision of this Agreement is held to be invalid, illegal, void or unenforceable by reason of any law, rule, administrative order or judicial or arbitral decision, such determination shall not affect the validity of the remaining provisions of this Agreement.

10.11. Entire Agreement. This Agreement constitutes the entire agreement among the Loan Parties, the Lender and MLPF&S regarding the matters contemplated by this Agreement, and supersedes any and all prior agreements (whether written or oral).

10.12. Acknowledgment Regarding Perfection. MLPF&S, by its signature below, acknowledges the Security Interest of the Lender in the Securities Account and agrees to take any action required to maintain the Security Interest and the perfection thereof.

10.13. Returned Payment. To the extent the Lender or MLPF&S receives any payment with respect to the Obligations, the Facility or this Agreement, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Lender or MLPF&S or paid over to a trustee, receiver or any other entity, whether under any bankruptcy law or otherwise (any such payment being hereinafter referred to as a “Returned Payment”), this Agreement shall continue to be effective or shall be reinstated, as the case may be, to the extent of such payment or repayment by the Lender or MLPF&S, and the indebtedness or part thereof intended to be satisfied by such Returned Payment shall be revised and continued in full force and effect as if such Returned Payment had not been made.

10.14. Effectiveness Upon Acceptance by Lender and MLPF&S. This Agreement will become effective only after each Loan Party has signed this Agreement in the space provided below and the Lender and MLPF&S have signed this Agreement in the spaces provided below.

10.15. Notices. Except as otherwise provided in this Section 10.15, all communications hereunder shall be in writing and delivered or mailed by registered or certified mail or overnight carrier or by telecopy. Statements, notices and all other communications to the Borrower or any other Loan Party will be sent to the address set forth on the signature page below or to such other address as may be designated in a written notice delivered in the manner provided herein. Each Loan Party agrees to send correspondence to the Lender at such address as is provided by the Lender, from time to time. Unless the Lender shall require requests under Section 2.1(b) or 2.2(b) to be in writing, such requests may be given by the Borrower to the Lender verbally. The Lender shall send to the Borrower written confirmation of any such notice. If the Lender has not received written notice from the Borrower of any exception or objection to any such confirmation within fifteen (15) days of the Borrower’s receipt of such confirmation, the Borrower shall be deemed to have approved such confirmation and such confirmation shall be presumed conclusively to be correct with respect to all matters set forth therein.

10.16. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.17. Arbitration with MLPF&S.

EACH LOAN PARTY UNDERSTANDS AND EACH LOAN PARTY AND MLPF&S AGREE THAT:

(a) ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

(b) EACH LOAN PARTY, EACH PLEDGOR AND MLPF&S ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

(c) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

(d) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

(e) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

EACH LOAN PARTY HEREBY AGREES TO HOLD HARMLESS MLPF&S, ITS AFFILIATES (EXCLUDING THE LENDER), AND ITS EMPLOYEES FROM ANY AND ALL CLAIMS, LIABILITIES, AND/OR DAMAGES, IN ANY WAY RELATED TO, OR ARISING OUT OF, OR IN CONNECTION WITH, EACH LOAN PARTY’S GRANTING OF THE SECURITY INTEREST OR THE LENDER’S EXERCISE OF RIGHTS UNDER THIS AGREEMENT, INCLUDING ANY ACTION OR INACTION BY MLPF&S IN FOLLOWING THE LENDER’S INSTRUCTIONS REGARDING THE SECURITIES ACCOUNT IN ACCORDANCE WITH THIS AGREEMENT.

EACH LOAN PARTY AGREES THAT ALL CONTROVERSIES, WHICH MAY ARISE BETWEEN MLPF&S AND SUCH LOAN PARTY CONCERNING THE SECURITIES ACCOUNT, INCLUDING BUT NOT LIMITED TO THOSE INVOLVING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN MLPF&S AND SUCH LOAN PARTY WHETHER ENTERED INTO PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED ONLY BEFORE THE NEW YORK STOCK EXCHANGE INC., THE AMERICAN STOCK EXCHANGE, INC., OR AN ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AND IN ACCORDANCE WITH ITS ARBITRATION RULES THEN IN FORCE. EACH LOAN PARTY MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OTHER EXCHANGES, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, BUT IF SUCH LOAN PARTY FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO MLPF&S IN CARE OF THE LENDER, BEFORE THE EXPIRATION OF FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM MLPF&S TO MAKE SUCH ELECTION, MLPF&S MAY MAKE SUCH ELECTION. JUDGEMENT UPON THE AWARD OF THE ARBITRATORS MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE

ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(i) THE CLASS CERTIFICATION IS DENIED;

(ii) THE CLASS IS DECERTIFIED; OR

(iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS SECTION 10.17 APPLIES SOLELY TO TRANSACTIONS BETWEEN MLPF&S AND THE LOAN PARTIES IN CONNECTION WITH THE SECURITIES ACCOUNT AND THAT THIS SECTION 10.17 DOES NOT OTHERWISE PERTAIN TO THE FACILITY, THE LOAN OR THE ADVANCES MADE HEREUNDER.

10.18. GOVERNING LAW. THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO ANY CONFLICT OF LAW PROVISION THEREOF THAT MIGHT PREVENT THE OPERATION OF THIS SECTION 10.18.

10.19. WAIVER OF JURY TRIAL. EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH LOAN PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH LOAN PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY LOAN PARTY, AS THE CASE MAY BE, TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

10.20. SUBMISSION TO JURISDICTION. EACH LOAN PARTY (EACH, A “SUBMITTING PARTY”) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ITS SUCCESSORS OR ASSIGNS. EACH SUBMITTING PARTY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, (A) HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY OFFSET OR COUNTERCLAIM, EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY. EACH SUBMITTING PARTY HEREBY CONSENTS TO THE SERVICE OF PROCESS BY MAIL AT THE ADDRESS OF SUCH PARTY SET FORTH IN THE SIGNATURE AREA BELOW CONTEMPLATED BY THIS AGREEMENT. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST A SUBMITTING PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF THE INDEBTEDNESS OR LIABILITY OF SUCH SUBMITTING PARTY OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

This Agreement contains a pre-dispute arbitration provision regarding disputes with MLPF&S in Section 10.17.

MAXIMUM AMOUNT:	$6,500,000
MINIMUM ADVANCE AMOUNT:	$100,000
SPREAD:	0.50%
FACILITY FEE PERCENTAGE	0.0%

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BORROWER:

a.	Name (if entity, please provide legal name as it appears in organizational documents; e.g., certificate of incorporation, partnership agreement): Howard Investments LLC

b.	Trade name (if different):

c.	Print address of principal residence (if individual), or principal place of business and, if different, chief executive offices (if entity):

P.O. Box 61250

Oklahoma City, OK 73146

d.	Jurisdiction of organization or formation (if entity):

e.	Signature:

Howard Investments LLC

By:	/s/ ROBERT E. HOWARD II
Howard Investments LLC

Date:	7-16-03

Witness:	/s/ MICKEY L. CLAGG
Print Name:	Mickey L. Clagg
Date:	7-16-03

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ (illegible)

Date:	8/4/03

Title:	Resident Vice President

Address:	1221 McKinney #3900
Houston, TX 77010

MERRILL LYNCH PRIVATE FINANCE INC.

By:	/s/ (illegible)

Date:	8/15/03

Title:	Director

Address:

“Merrill Lynch Private Finance – California Department of Corporations Finance Lenders License”.